Exhibit 99.1

Royal Gold Announces Reserve Increases and Production Forecasts Associated with its Royalty Interests

•	Gold reserves1 increase 7.0% to 83.9 million ounces
•	Silver reserves1 increase 4.0% to 1.4 billion ounces

DENVER, COLORADO.  MAY 5, 2011: ROYAL GOLD, INC. (NASDAQ: RGLD; TSX: RGL), today announced updated estimates for ore reserves and mineralized material2 as of December 31, 2010, and calendar 2011 production for its royalty portfolio.  These are the most recent figures provided to the Company by the operators of its royalty properties or have been obtained by Royal Gold through publicly available information.

At the end of calendar 2010, precious metals reserves subject to the Company's royalty interests were approximately 83.9 million ounces of gold and 1.4 billion ounces of silver.  Net of depletion, this reflects a gain of 5.4 million ounces of gold and 53 million ounces of silver, representing a 7.0% increase in gold reserves and a 4.0% increase in silver reserves, over the prior calendar year-end.

Tony Jensen, President and Chief Executive Officer, commented, "This reserve growth is due to a combination of the success our royalty operators had in converting resources into reserves and our ability to add new properties to our royalty portfolio during the year, driven largely by the Mt. Milligan acquisition.  The reserve additions from this property are significant to Royal Gold as we are entitled to 25% of the gold reserves at Mt. Milligan.”

RESERVE AND PRODUCTION INFORMATION

The attached table contains production information related to our producing royalty interests.  The complete Royalty Portfolio, which includes reserves, mineralized material2, and production subject to the Company's royalty interests on producing and development properties can be found on our website under the royalties section.

For further information about our royalty interests, please see our Annual Report on Form 10-K, as well as our other public reports.

1	Reserves subject to Royal Gold’s royalty interests.

2
The U.S. Securities and Exchange commission does not recognize this term.  Mineralized material is not part of proven and probable reserves and there is a chance that it may never be converted into reserves.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalties and similar interests.  The Company’s current portfolio consists of 187 properties on six continents, including interests on 35 producing mines and 24 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross
Vice President and Corporate Secretary
(303) 575-6504

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding the effectiveness of Royal Gold's royalty operators in converting resources into reserves and our ability to add new properties to our royalty portfolio; production estimates for calendar 2011 provided by third-party operators; reserves and additional mineralization estimates provided by or derived from information provided by third party operators; the sliding-scale features of our royalty structure at certain of our properties; and the commencement of production or construction from the operators of certain properties.  Like any royalty on a non-producing or not yet in development project, our royalties on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of royalty payments. In addition, many of our royalty interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially include, among others, changes in precious metals prices, performance of and production at our royalty properties, decisions and activities of the operators of our royalty properties, mine completion, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, economic and market conditions, and future financial needs of our operators, as well as other factors described by the Securities and Exchange Commission. These factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

TABLE 1
Royal Gold’s Royalty Portfolio
Calendar Year 2011 Production Estimates 1

PROPERTY	ROYALTY	OPERATOR	METAL	PRODUCTION
UNITED STATES
Bald Mountain	1.75% to 3.5% NSR 2	Barrick	Gold	12,500 oz
Cortez - GSR1 and GSR2	0.40% to 5.0% GSR 3	Barrick	Gold	126,000 oz
Cortez - GSR3	0.71% GSR	Barrick	Gold	126,000 oz
Cortez - NVR1	0.39% NSR	Barrick	Gold	91,000 oz
Goldstrike (SJ Claims)	0.9% NSR	Barrick	Gold	374,000 oz
Leeville	1.8% NSR	Newmont	Gold	454,000 oz
Robinson 4	3.0% NSR	Quadra FNX	Gold	45,000 – 50,000 oz
Robinson 4	3.0% NSR	Quadra FNX	Copper	105 – 120 million lbs
Troy 5	3.0% NSR	Revett	Silver	1.3 million oz
Troy 5	3.0% NSR	Revett	Copper	11.0 million lbs
Twin Creeks	2.0% NSR	Newmont	Gold	14,700 oz
Wharf	0.0% to 2.0% NSR 6	Goldcorp	Gold	60,000 oz
CANADA
Canadian Malartic 7	1.0% to 1.5% NSR 8	Osisko	Gold	359,000 oz
Holt 9	0.00013 x Au price	St Andrew Goldfields	Gold	45,000 – 50,000 oz
Voisey’s Bay	2.7% NSR	Vale	Copper	Not Reported
Voisey’s Bay	2.7% NSR	Vale	Nickel	Not Reported
Williams	0.9% NSR	Barrick	Gold	Not Reported
Wolverine	0.0% to 9.445% NSR 10	Yukon Zinc	Gold	Not Reported
Wolverine	0.0% to 9.445% NSR 10	Yukon Zinc	Silver	Not Reported
MEXICO
Dolores	3.25% NSR	Minefinders	Gold	65,000 – 70,000 oz
Dolores	2.0% NSR	Minefinders	Silver	3.3 – 3.5 million oz

TABLE 1
Royal Gold’s Royalty Portfolio
Calendar Year 2011 Production Estimates 1

PROPERTY	ROYALTY	OPERATOR	METAL	PRODUCTION
MEXICO (cont.)
El Chanate	2.0% to 4.0% NSR 11	Gammon Gold	Gold	65,000 – 70,000 oz
Mulatos	1.0% to 5.0% NSR 12	Alamos	Gold	160,000 – 175,000 oz
Peñasquito	2.0% NSR	Goldcorp	Gold	350,000 oz
Peñasquito	2.0% NSR	Goldcorp	Silver	Not Reported
Peñasquito 4	2.0% NSR	Goldcorp	Lead	Not Reported
Peñasquito 4	2.0% NSR	Goldcorp	Zinc	Not Reported
CENTRAL AND SOUTH AMERICA
Andacollo 13, 14	75% of payable gold	Teck	Gold	49,700 oz
Don Mario	3.0% NSR	Orvana	Gold	29,400 oz
Don Mario	3.0% NSR	Orvana	Silver	Not Reported
Don Mario 13	3.0% NSR	Orvana	Copper	15 million lbs
El Limon	3.0% NSR	B2Gold	Gold	42,000 – 46,000 oz
El Toqui 13	1.0% to 3.0% NSR 15	Breakwater	Gold	41,800 oz
El Toqui 13	1.0% to 3.0% NSR 15	Breakwater	Silver	158,000 oz
El Toqui 13	1.0% to 3.0% NSR 15	Breakwater	Lead	1.32 million lbs
El Toqui 13	1.0% to 3.0% NSR 15	Breakwater	Zinc	68.5 million lbs
AUSTRALIA
Gwalia Deeps	1.5% NSR	St Barbara	Gold	140,000 – 145,000 oz 16 245,000 – 270,000 oz 17
Mt. Goode	1.5% NSR	Xstrata	Nickel	Not Reported
South Laverton	1.5% NSR	Saracen	Gold	100,000 – 120,000 oz
Southern Cross	1.5% NSR	St Barbara	Gold	115,000 – 125,000 oz 18 85,000 – 100,000 oz 19

TABLE 1
Royal Gold’s Royalty Portfolio
Calendar Year 2011 Production Estimates 1

PROPERTY	ROYALTY	OPERATOR	METAL	PRODUCTION
AFRICA
Inata	2.5% NSR	Avocet	Gold	165,000 oz
Taparko	2.0% GSR	High River	Gold	159,000 oz
EUROPE
Las Cruces	1.5% NSR	Inmet	Copper	111 million lbs

FOOTNOTES TO TABLES

1
The estimates and production reports are prepared by the operators of the mining properties.  Royal Gold does not participate in the preparation or verification of the operators’ estimates or production reports and has not independently assessed or verified the accuracy of such information.  Please refer to our cautionary statement regarding forward-looking statements and to the risk factors identified in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for information regarding factors that could affect actual results.

2	The sliding-scale moves up 0.25% for each $25 per ounce of gold price increase, starting at a per ounce price of $375, inflated by the Producer Price Index commencing in 1986.

3
NSR sliding-scale schedule (price of gold per ounce – royalty rate): Below $210 – 0.40%;  $210 to $229.99 – 0.50%; $230 to $249.99 – 0.75%; $250 to $269.99 – 1.30%; $270 to $309.99 – 2.25%; $310 to $329.99 – 2.60%; $330 to $349.00 – 3.00%; $350 to $369.99 – 3.40%; $370.00 to 389.00 – 3.75%; $390 to $409.99 – 4.0%; $410 to $429.99 – 4.25%; $430 to $449.99 – 4.50%; $450 to $469.99 – 4.75%; $470 and higher – 5.00%.

4	Production estimates reflect payable metal and are subject to third party treatment charges.

5	Recovered metal is contained in concentrate and is subject to third party recovery losses.

6	NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to under $350 – 0.0%; $350 to under $400 – 0.5%; $400 to under $500 – 1.0%; $500 or higher – 2.0%.

7	Production guidance reflects the entire project. Operator has not provided a breakdown of production by royalty interest.

8	NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $350 – 1.0%; above $350 – 1.5%.

9
In November 2008, the operator made application to a court in Ontario, Canada for a declaration that it is not obligated to pay the entire royalty defined under the royalty agreement and to dispute the royalty rate.  The operator claims that its predecessor in interest is responsible for payment of some or all of the royalty.  On July 23, 2009, the Court held that Royal Gold is entitled to payment from the predecessor of the full amount of the NSR sliding-scale royalty and that the operator’s obligation is to reimburse the predecessor for payment of the royalty up to a flat rate of 0.013% NSR.  On August 21, 2009, the predecessor appealed the portion of the judgment holding them responsible for paying the royalty.  On December 9, 2009, Royal Gold was made a party to the appeal.  Oral arguments were heard on March 28, 2011, and parties are awaiting the outcome.

10	Gold royalty rate is based on the price of silver per ounce. NSR sliding-scale schedule (price of silver per ounce – royalty rate): Below $5.00 – 0.0%; $5.00 to $7.50 – 3.778%; >$7.50 – 9.445%.

FOOTNOTES TO TABLE 1 (cont.)

11
The NSR sliding-scale royalty is capped once payments of approximately $17 million have been received.  As of March 31, 2011, payments of approximately $7.1 million have been recognized.  NSR sliding-scale schedule (price of gold per ounce – royalty rate): <$300 - 2.0%; $300-$350 - 3.0%; >$350 - 4.0%.

12
The Company’s royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 694,000 ounces of cumulative production, as of March 31, 2011.  NSR sliding-scale schedule (price of gold per ounce – royalty rate):  $0.00 to $299.99 – 1.0%; $300 to $324.99 – 1.50%; $325 to $349.99 – 2.0%; $350 to $374.99 – 3.0%; $375 to $399.99 – 4.0%; $400 or higher – 5.0%.

13	Recovered metal is contained in concentrate and is subject to third party treatment charges and recovery losses.

14
The royalty rate is 75% until 910,000 payable ounces of gold have been produced – 50% thereafter.  There have been approximately 35,400 of cumulative payable ounces produced as of March 31, 2011.  Gold is produced as a by-product of copper.

15	NSR sliding-scale schedule (price of zinc per ounce – royalty rate): Below $0.50 – 0.0%; $0.50 to below $0.55 – 1.0%; $0.55 – 1.0%; greater than $0.55 to below $0.60 – 2.0%; $0.60 or higher – 3.0%.

16	Production guidance for fiscal year 2011 ending June 30, 2011. Total production includes King of the Hills. Approximately 91,000 ounces have been produced as of March 31, 2011.

17	Production guidance for fiscal year 2012 ending June 30, 2012. Total production includes King of the Hills.

18	Production guidance for fiscal year 2011 ending June 30, 2011. Approximately 91,000 ounces have been produced as of March 31, 2011.

19	Production guidance for fiscal year 2012 ending June 30, 2012.

NOTE:

The Table does not include production information for Allan, Balcooma, Johnson Camp, Martha, Skyline and three oil and gas royalties.

ROYALTY DEFINITIONS

The Company’s royalty portfolio contains several different types of royalties which are defined as follows:

Royalty - the right to receive a percentage or other denomination of mineral production from a resource extraction operation.

Gross Smelter Return (“GSR”) Royalty - a defined percentage of the gross revenue from a resource extraction operation, less, if applicable, certain contract-defined costs paid by or charged to the operator.

Net Smelter Return (“NSR”) Royalty - a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

Net Value Royalty (“NVR”) - a defined percentage of the gross revenue from a resource extraction operation, less certain contract-defined transportation costs, milling costs and taxes.

Net Profits Interest Royalty (“NPI”) - a defined percentage of the gross revenue from a resource extraction operation, after recovery of certain contract-defined pre-production costs, and after deduction of certain contract-defined mining, milling, processing, transportation, administrative, marketing and other costs.

Gross Proceeds Royalty (“GPR”) - a royalty in which payments are made on contained ounces rather than recovered ounces.